ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated effective May 20, 2011 is entered into by and between Elevate, Inc. a Nevada Corporation (“Buyer”); and Elevate Communications, LLC, a Utah limited liability company (“Seller”).

RECITALS

A.           Seller is the owner of certain assets more particularly described on Exhibit A attached hereto (the “Assets”).

B.           Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Assets, subject to the terms and conditions of this Agreement.

AGREEMENT

Now, therefore, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. Purchase of the Assets.  Subject only to the terms and conditions of this Agreement, Seller hereby sells and transfers the Assets to Buyer, and Buyer hereby purchases and accepts the Assets from Seller.

2. Purchase Price.  In consideration for the Assets, Buyer shall pay to Seller Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the “Purchase Price”).  The Purchase Price shall be payable as follows:

        2.1. Down Payment.  Buyer shall pay to Seller $100,000 at Closing on top of the  $189,029.42 already paid to Elevate Communications LLC. from Elevate Marketing Group LLC.

 2.2. Monthly Payments.  Buyer hereby agrees to pay to Seller the balance of the Purchase Price as follows:

3. Allocation of the Purchase Price.  The Purchase Price paid hereunder shall be allocated as agreed to by the parties.

4. Closing.

4.1. General.  The consummation of the purchase and transfer of the Assets (the “Closing”) shall occur contemporaneously herewith.  If requested by Buyer, Seller will transfer the Assets to Buyer by the execution and delivery of a Bill of Sale in a form reasonably requested by Buyer.

4.2. Cooperation.  At the Closing, the parties will exchange fully executed copies of this Agreement and any documents called for by this Agreement, or as Buyer or Seller, or their respective counsel, may reasonably request.

4.3. Time of Transfer.  The parties agree that the Closing shall occur and the effective time of the transfer of the Assets to Buyer shall be the effective date of this Agreement.

5. Representations and Warranties of Seller.  Seller represents and warrants to Buyer that:

5.1. The transfer of the Assets to Buyer and the execution and performance by Seller of this Agreement will not violate, conflict with, or result in a breach of or default or liability under any agreement or instrument to which Seller is bound or result in the creation or imposition of any mortgage, lien, security interest encumbrance or pledge;

5.2. Seller is the sole and unconditional owner of, with good and absolute legal and equitable title thereto, all of the Assets, free and clear of all security interests, pledges, charges, encumbrances and claims;

5.3. No breach of contract, tort or other claim arising from the Assets has been asserted by any creditor, claimant or other person against Seller, nor, to the best of Seller’s knowledge, has there been any occurrence which could give rise to such a claim, nor has any suit, action or proceeding been threatened or commenced against Seller involving such a claim;

5.4. As of the Closing, all Assets sold to Buyer hereunder are in good working order and condition.

6. Representations and Warranties of Buyer.  Buyer represents and warrants to Seller that:

6.1. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by Seller, constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.  Neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the transactions contemplated hereby by Seller will or conflict with or violate any contract or other obligation binding upon Buyer or any laws, rules or regulations of any governmental authority;

6.2. The purchase of the Assets by Buyer and the execution and performance by Buyer of this Agreement comply with all relevant Federal, State and local laws, and will not violate, conflict with, or result in a breach of or default or liability under any agreement or instrument to which Buyer is bound or result in the creation or imposition of any mortgage, lien, security interest encumbrance or pledge;

6.3.  Buyer acknowledges that Seller has purchased, or contracted for the purchase of, advertising for the Business.  Buyer shall continue to maintain this advertising for the contract period previously entered into by Seller.

7. Risk of Loss.  All risk of loss relating to the Assets shall remain with Seller until the Closing has been completed.  Thereafter, all risk of loss shall pass to Buyer.

8.  Indemnification Against Loss and Liability.  As a result of this Agreement, Buyer shall be the sole owner of the Assets and Seller shall no longer own any interest therein.  Therefore, Buyer agrees to indemnify Seller for and hold Seller harmless from and against (a) any and all claims, lawsuits, or actions related to the Assets that are based on events occurring after the effective date of this Agreement; (b) any and all debts, liabilities, losses, damages, obligations or deficiencies incurred by Buyer in connection with the Assets after the effective date of this Agreement; (c) any actions, inactions or misconduct of Buyer in connection with Buyer’s operation or use of the Assets; or (d) any actions, inactions or misconduct of Buyer, whether existing now or at any time in the future, known or unknown, whether occurring in connection with the Business or otherwise.  Seller agrees to indemnify Buyer for and hold Buyer harmless from and against (a) any and all claims, lawsuits, or actions related to the Assets that are based on events occurring prior to the effective date of this Agreement; (b) any and all debts, liabilities, losses damages, obligations or deficiencies incurred by Seller in connection with the Assets prior to the effective date of this Agreement; (c) any actions, inactions or misconduct of Seller in connection with Seller’s operation or use of the Assets; or (d) any actions, inactions or misconduct of Seller, whether existing now or at any time in the future, known or unknown, whether occurring in connection with the Business or otherwise.

9. Survival of Representations and Warranties.  All representations, warranties, covenants and agreements made by Seller and Buyer in this Agreement or pursuant hereto are continuing and survive the execution and performance of this Agreement, the Closing, the delivery of any documents, certifications, lists and instruments required hereunder and any investigation or inspection at any time made by or on behalf of any party hereto.

10. Further Assurances.  Seller and Buyer shall execute from time to time any and all further documents, instruments or agreements and do all other things and deliver all items, which may be reasonably necessary to effectuate and carry out any and all of the provisions of this Agreement and the transactions provided for herein.

11. Miscellaneous.

11.1. Waiver.  No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

11.2. Entire Agreement.  This Agreement and the Note constitute the entire agreement of the parties with respect to the subject matter hereof and all prior understandings and representations are merged herein.

11.3. Amendment.  This Agreement shall not be amended or modified except by written document signed by the party to be charged with such amendment or modification.

11.4. Governing Law.  This Agreement shall be governed by the laws of the State of Utah and the parties hereto consent to venue and personal jurisdiction in the federal or state courts located in the State of Utah.

11.5. Costs of Enforcement.  In the event suit or action is brought by any party under this Agreement to enforce any of its terms, the parties agree that the prevailing party shall be entitled to receive from the other party the prevailing party’s costs incurred in the enforcement of this Agreement, including without limitation a reasonable attorney fee to be fixed by the trial and appellate courts.

11.6. Binding Effect.  This Agreement shall be binding on the parties and their respective heirs, successors and assigns.

11.7. Gender and Number.  All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective for all purposes as of the date first written above.

BUYER:

Elevate, Inc.

By: /S/ Wright W. Thurston

SELLER:

Elevate Communications, LLC

By: /S/ Ben Ward

EXHIBIT A

List of Assets

1) Voip Equipment, Security Equipment, office phones, desks, chairs, sales rep badge machine
2) Customer list. All TV, Phone, Internet, and Security Customers. Permission will also be given to Elevate Inc. to market to these customers.
3) Sales Rep list – Roughly 1,500 trained reps in Elevate communications database. This includes emails, and all reps information to contact them to work for Elevate Inc.
4) Installation Tech list
5) Market research in Arizona, Washington, Minnesota, Oregon, Utah, California, Florida, Colorado. Data from market research + test results will be owned by Elevate Inc.
6) Website code, data, and backend commission tracking software
7) Legal agreements for reps, techs, and office staff.
8) All training materials which will include the following: sales reps training power points, training manual, training management manual and sales rep training DVDs.